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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2002

Commission file number 333-36952

ORIUS CORP.

(Exact name of registrant as specified in its charter)

Florida	65-089421

(State or other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

1401 Forum Way, Suite 400
West Palm Beach, Florida 33401

(Address of principal executive office) (Zip Code)

(561) 687-8300

(Registrant’s telephone number, including area code)

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ITEM 5. OTHER EVENTS

Effective March 29, 2002, Orius Corp. (the “Company”) entered into the Seventh Amendment to Amended and Restated Credit Agreement and Forbearance Agreement (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of July 5, 2000 (the “Credit Agreement”). The Amendment extends the terms and conditions of the Sixth Amendment to Amended and Restated Credit Agreement and Forbearance Agreement from March 31, 2002 to April 30, 2002 and includes the terms and conditions for which the lenders forbear from exercising their rights under the Credit Agreement and other loan documents with respect to certain disclosed defaults.

Additionally, the Company entered into a Deferral Agreement, effective March 29, 2002, whereas the scheduled principal payments under the Credit Agreement due March 31, 2002 are deferred until the earlier of (i) the last day of the Forbearance Period (as defined in the Seventh Amendment and as extended pursuant to any extension or amendment) and (ii) June 30, 2002. As a result, the Company did not pay the $6.1 million principal payment under the Credit Agreement which was due March 31, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements — not applicable

(b) Pro Forma Financial Information — not applicable

(c) Exhibits

     The following exhibit is hereby filed with this Form 8-K:

Exhibit Number	Description

1.	Seventh Amendment to Amended and Restated Credit Agreement and Forbearance Agreement

2.	Deferral Agreement

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIUS CORP.

Date: April 4, 2002	By: /s/ Robert E. Agres

Robert E. Agres Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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